UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-79587	33-0051150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA	92335
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(909) 350-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On October 14, CSI entered into option and waiver agreements with Arcelor S.A. (“Arcelor”) regarding Arcelor’s acquisition of CSI’s 4% interest in the common stock in Companhia Siderúrgica de Tubarão (“CST”). CSI and Arcelor are both shareholders in CST and are parties to the existing CST Shareholders’ Agreement governing the transfer of CST shares. Pursuant to the option agreement, Arcelor granted to CSI an option to sell and CSI granted to Arcelor an option to purchase CSI’s interest in CST. These options may be exercised during the thirty day period following the termination of the CST shareholders agreement on May 25, 2005. In the waiver agreement, CSI further agreed to waive its right of first refusal under the CST Shareholders’ Agreement.

CSI’s results for the third quarter reflect an adjustment of pretax loss of $5.3 million to the value of CSI’s interest in CST consistent with the Arcelor agreement. CST is one of CSI’s suppliers of steel slab, a relationship that both CSI and CST expect to continue following the transfer.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In its press release dated October 15, 2004, the Registrant used a non-GAAP financial measure in the form of EBITDA.

EBITDA represents net income, plus income taxes, net interest expense and depreciation and amortization. EBITDA is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA is included because we believe that investors find it a useful tool for measuring our ability to service our debt.

EBITDA is reconciled to cash flows provided by operating activities the most comparable measure under generally accepted accounting principles as follows:

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Net cash provided by (used in):

Operating activities	$646	$9,151	$13,004	$42,407
Interest expense, net	2,308	3,371	8,120	10,385
Provision for income taxes	32,101	(2,956)	51,680	386
Changes in other operating assets and liabilities	57,939	(6,493)	94,130	(20,446)
Redemption premium on 2009 bonds	—	—	(6,870)	—
Other, net	(5,911)	284	(3,941)	739

EDITDA	$87,083	$3,357	$156,123	$33,471

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 15, 2004	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ Masakazu Kurushima
Masakazu Kurushima,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Registrant dated October 15, 2004

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